EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                       STATE OR OTHER
                                                                       JURISDICTION OF           PERCENTAGE
                                                                       INCORPORATION             OWNERSHIP
PARENT                                                                 ---------------           ----------
-------
CFS Bancshares, Inc.                                                   Delaware                    N/A


SUBSIDIARY (1)
----------

Citizens Federal Savings Bank                                          United States               100%


Subsidiaries of Citizens Federal Savings Bank (1)
-------------------------------------------------

Citizens Service Corporation                                           Alabama                     100%

_____________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in this Annual Report on Form 10-KSB.